UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14A-11(c) or §240.14A-12
Image Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)
Lions Gate Entertainment Corp.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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A presentation titled “Presentation to Image Entertainment Stockholders” was prepared by Lions Gate Entertainment Corp. and posted to http://www.votetoimproveimage.com. A copy of the presentation is filed herewith as Exhibit 1.
IMPORTANT INFORMATION
LIONS GATE ENTERTAINMENT CORP. FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2006 AND DISSEMINATED COPIES TO IMAGE ENTERTAINMENT, INC.’S STOCKHOLDERS ON SEPTEMBER 12, 2006. YOU ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LIONSGATE BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO LIONSGATE AND TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION AND THEIR DIRECT AND INDIRECT INTERESTS IN THE PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.
For additional information, please visit http://www.votetoimproveimage.com.
Neither Lions Gate Entertainment Corp. nor any of the other participants in this proxy solicitation has sought or obtained the consent of any third party to the use of any previously published information as proxy solicitation material.